EXHIBIT 10.2

GUARANTY

     THIS GUARANTY, dated as of the 29th day of June, 2005, is made by Anadarko Petroleum Corporation, a Delaware corporation (the “Guarantor”), in favor of Maritimes & Northeast Pipeline, L.L.C., a Delaware limited liability company (the “Beneficiary”).

PRELIMINARY STATEMENTS

     WHEREAS, Anadarko LNG Marketing LLC, a Delaware corporation (the “Customer”), is a wholly-owned subsidiary of the Guarantor; and

     WHEREAS, pursuant to and in connection with that certain Service Agreement for Rate Schedule MN365 between the Beneficiary and the Customer dated as of even date herewith (the “Agreement”) (the term “Agreement” shall include the Agreement and any successor agreement entered into by the Beneficiary and the Customer that supercedes and replaces the Agreement), the Beneficiary has agreed to provide certain pipeline transportation services to the Customer; and

     WHEREAS, it is a condition to the Beneficiary entering into the Agreement that the Guarantor provide this Guaranty; and

     WHEREAS, the Guarantor has agreed to execute and deliver this Guaranty with respect to the Customer’s payment obligations under the Agreement;

     NOW THEREFORE, in consideration of the premises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby covenants and agrees, from and after the execution and delivery of the Agreement, as follows:

1.	Guaranty of Obligations. The Guarantor hereby irrevocably and unconditionally guarantees to the Beneficiary, as primary obligor and not as surety, the full and prompt payment by the Customer of all the Customer’s payment obligations under the Agreement, strictly in accordance with the terms thereof, however created, arising or evidenced, whether direct or indirect, primary or secondary, absolute or contingent, joint or several, and whether now or hereafter existing or due or to become due (such payment obligations, the “Obligations”). The Guarantor further agrees to pay all out-of-pocket expenses (including, without limitation, reasonable expenses for legal services) actually paid or incurred by the Beneficiary in enforcing this Guaranty following any default by the Guarantor hereunder, whether the same shall be enforced by a suit or otherwise. Such guaranty is an absolute, unconditional, irrevocable, present and continuing guaranty of payment and not of collectability.

2.	Notice and Payment. If for any reason any Obligation to be paid by the Customer shall not be paid strictly in accordance with the terms of the Agreement, the Guarantor shall, no later than five (5) Business Days following the Guarantor’s receipt of written notice by the Beneficiary of such non-payment, pay each such Obligation then due and owing for which the Customer shall have received notice of non-payment at the place provided for in the Agreement, regardless of whether the Beneficiary or anyone on behalf of it shall have instituted any suit, action or proceeding or exhausted its remedies or taken any steps to enforce any rights against the Customer to compel any such payment or to collect all or any part of such amount pursuant to the provisions of the Agreement, or at law or in equity, or otherwise, and regardless of any other condition or contingency.

3.	Waivers. The Guarantor hereby waives notice of: (i) the acceptance of this Guaranty; (ii) notice of any default of whatsoever kind or nature or demand in the case of such default (other than the notice set forth in the immediately preceding Section 2 hereof); and (iii) notice of transactions between the Beneficiary and the Customer under the Agreement.

4.	Effect of Guaranty. The obligations, covenants, agreements and duties of the Guarantor hereunder shall remain in full force and effect and enforceable until the Obligations are finally, indefeasibly and unconditionally paid in full in accordance with the terms of the Agreement, and, to the maximum extent permitted by law, shall in no way be affected or impaired by reason of the happening from time to time of any other event, including, without limitation, the following, whether or not any such event shall have occurred without notice to or the consent of the Guarantor: (i) the waiver, compromise, settlement, termination or other release of the performance or observance by the Customer of any or all of its agreements, covenants, terms or conditions contained in the Agreement; (ii) the modification or amendment (whether material or otherwise) of any obligation, covenant or agreement set forth in the Agreement, including, without limitation, any increase in the payment obligations thereunder, if such modification or amendment was made with the consent of the Customer and with any required prior written notice to the Guarantor pursuant to Section 6 hereof; (iii) the voluntary or involuntary liquidation, dissolution, sale of all or substantially all of the assets, marshaling of assets and liabilities, receivership, conservatorship, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceedings affecting the Customer or any of its assets or any allegation or contest of the validity of the Agreement in any such proceeding; (iv) any set-off, counterclaim, reduction, or diminution of any Obligation, or any defense of any kind or nature whatsoever (other than non-performance by the Beneficiary under the Agreement or payment by or on behalf of the Customer or the Guarantor), which the Guarantor or the Customer may have or assert against the Beneficiary; (v) the surrender or impairment of any security for the performance or observance of any of the Obligations; (vi) the failure or omission on the part of the Beneficiary to enforce, ascertain or exercise (or any delay in enforcing, ascertaining or exercising) any right, power or remedy under or pursuant to the terms of the Agreement; (vii) any other circumstance (other than performance) that might otherwise constitute a legal or equitable defense or discharge of the Guarantor under this Guaranty or of a guarantor or surety with respect to the Obligations.

5.	Subrogation. This Guaranty is given on the understanding and condition that upon full and final, indefeasible payment of the Obligations and all other amounts owed hereunder, the Guarantor shall be subrogated to the rights of the Beneficiary against the Customer with respect to the Obligations under the Agreement or otherwise to the extent of any or all payments made by the Guarantor hereunder. The Beneficiary agrees to take such steps as the Guarantor may reasonably request to implement such subrogation including, without limitation, the assignment to the Guarantor, in one or more instruments satisfactory in form and substance to the Guarantor and the Beneficiary, of all of the Beneficiary’s rights against the Customer under the Agreement and under any other document or instrument delivered in connection therewith with respect to the amounts so paid by the Guarantor.

6.	Knowledge of Agreement/Amendment of Agreement. The Guarantor confirms that it has been provided with a copy of the Agreement, and that it is aware of the obligations of the Customer pursuant to the Agreement. The Guarantor acknowledges that the Beneficiary is relying on this Guaranty in entering into the Agreement. The Agreement may not be amended in any material respect without the prior written notice thereof to the Guarantor; provided however, that no notice is required with respect to any amendments to the Beneficiary’s tariff, including rate schedules and general terms and conditions.

7.	Assignment/Transfer of the Customer Interest. If the Customer shall assign or otherwise transfer all or any part of its interest in the Agreement (the “Assigned Interest”) as permitted under the Agreement, and if the Customer is thereby released from its obligations under the Agreement, this Guaranty shall remain in effect only for Obligations of the Customer accruing prior to such assignment or transfer. If the Assigned Interest is part but not all of the Customer’s interest in the Agreement, this Guaranty shall also remain in full force and effect with respect to the interest which is not assigned by the Customer. Notwithstanding anything herein to the contrary, upon an assignment, release, and consent described in the first sentence of this Section 7, the Guarantor shall not be liable for any payments relating or arising from the Assigned Interest from and after the date of the assignment or transfer thereof by the Customer as permitted under the Agreement.

8.	Notices. All notices and other communications provided for hereunder, shall be in writing (including, without limitation, telecopy) and telecopied or delivered by hand, if to the Guarantor, addressed to it at Anadarko Petroleum Corporation, 1201 Lake Robbins Drive, The Woodlands, Texas 77380 Attn: Treasurer, Telecopy No. (832) 636-5289; or if to the Beneficiary, addressed to it at Maritimes & Northeast Pipeline, L.L.C., 890 Winter Street, Suite 300, Waltham, Massachusetts 02415, Attn: President, M&N Management Company, Telecopy No. (617) 560-1392; or as to any party at such other address as shall be designated by such party in a written notice to each other party. All such notices and other communications shall, when telecopied, be effective when transmitted by telecopier.

9.	No Waiver/Remedies. No delay in exercising or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. In the event that Guarantor fails to pay or perform any of its obligations hereunder, including the failure to make payment when due, the Beneficiary may avail itself of all available remedies, in law or in equity, to enforce its rights hereunder.

10.	Governing Law; Consent to Jurisdiction. (a) THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. Any legal action or proceeding against the Guarantor with respect to this Guaranty or the Agreement may be brought in any state or federal court in the County of New York and State of New York, and, by execution and delivery of this Guaranty, the Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Guarantor hereby irrevocably designates Anadarko Petroleum Corporation, 1201 Lake Robbins Drive, The Woodlands, Texas 77380, Attn: Treasurer for the purpose of receiving, accepting and acknowledging for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, the Guarantor agrees to designate a new designee, appointee and agent in the State of New York on the terms and for the purposes of this provision satisfactory to the Beneficiary. The Guarantor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding delivered pursuant to the notice provision contained in Section 8 of this Guaranty. Nothing herein shall affect the right of the Beneficiary to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Guarantor in any other jurisdiction.

(b)	The Guarantor hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty brought in the courts referred to in Section 10(a) and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in any inconvenient forum.

11.	Obligation to Make Payments in Dollars. Any and all amounts due from the Guarantor hereunder shall be made by the Guarantor in United States currency

(“Dollars”), and any such payment obligation shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed or converted into any currency other than Dollars, except to the extent such tender or recovery shall result in the actual receipt for the account of the Beneficiary, of the full amount of Dollars expressed to be payable in respect of the amounts due hereunder. The obligation of the Guarantor to make payments in Dollars as aforesaid shall be enforceable as an alternative or additional cause of action for the purpose of recovery in Dollars expressed to be payable in respect of any amounts due hereunder, and shall not be affected by judgment being obtained for any other sums due under this Guaranty. All payments to be made by Guarantor under this Guaranty or the Agreement shall be made to Beneficiary in New York.

12.	Reinstatement. The obligations of the Guarantor hereunder shall be automatically reinstated if and to the extent that, for any reason, any payment or performance by or on behalf of the Customer in respect of the Obligations is rescinded or must be otherwise repaid or restored to the Customer by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy, reorganization or otherwise.

13.	Successors and Assigns; Benefitted Parties. This Guaranty is entered into by the Guarantor for the benefit of the Beneficiary in accordance with the provisions of this Guaranty and the Agreement. This Guaranty shall not be deemed to create any right in, or to be in whole or part for the benefit of, any person other than the Beneficiary and the Guarantor and their respective successors and permitted assigns, including permitted assigns resulting from an assignment or pledge of the Agreement under the provisions of any mortgage, deed of trust, indenture, bank credit agreement, assignment, receivable sale, or similar instrument, as permitted by Article VII of the Agreement. The Guaranty hereunder is a continuing guaranty and shall apply to all Obligations whenever arising and shall inure to the benefit of the successor and assigns of the Beneficiary permitted under the Agreement, and be binding upon the Guarantor and its successors and assigns; provided, however, that the Guarantor may not make an assignment of this Guaranty or any interest herein by operation of law or otherwise unless it has obtained the prior written consent of the Beneficiary, which consent may not be unreasonably withheld. Notwithstanding anything herein to the contrary, so long as any of the Obligations remain outstanding or any amounts due and owing by the Customer with respect thereto remain unpaid, the Guarantor may merge or consolidate with any other corporation or dissolve or otherwise sell or dispose of all or substantially all of its assets as an entirety, if the successor or transferee corporation (if other than the Guarantor) shall assume the punctual performance and observance of all covenants, conditions and obligations of this Guaranty to be performed by the Guarantor.

14.	Representations and Warranties. The Guarantor hereby represents and warrants as follows:

(a)	The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of Delaware;

(b)	The execution, delivery and performance by the Guarantor of this Guaranty, and the consummation by the Guarantor of the transactions contemplated hereby are within the Guarantor’s corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene the Guarantor’s charter or bylaws, (ii) violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently applicable to it, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument presently binding on or affecting the Guarantor or by which its properties are now bound; or (iv) result in or require the creation or imposition of any lien upon or with respect to any of its properties.

(c)	No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party which has not been obtained or filed is required for the due execution, delivery or performance by the Guarantor of this Guaranty.

(d)	This Guaranty has been duly executed and delivered by the Guarantor and constitutes the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with the terms hereto except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, liquidation, moratorium or similar laws affecting creditors’ rights generally and by the application of general equitable principles which may limit the availability of certain remedies.

     IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered as of the date first above written.

ANADARKO PETROLEUM CORPORATION

By:	/s/ James R. Larson

Name:	James R. Larson
Title:	Chief Financial Officer and Senior Vice President, Finance

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